                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


================================================================================


                      AMENDED AND RESTATED SALE AGREEMENT


                        dated as of September 29, 2000


                                    between


                              EXIDE CORPORATION,
                                   as Seller


                                      and


                        EXIDE U.S. FUNDING CORPORATION,
                                   as Buyer


================================================================================

                               TABLE OF CONTENTS

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
                                                                                                              Page
ARTICLE I

         AGREEMENT TO PURCHASE AND SELL......................................................................    1
         SECTION 1.1    Contribution of Receivables...........................................................   1
                        ---------------------------
         SECTION 1.2    Agreement to Purchase and Sell........................................................   1
                        ------------------------------
         SECTION 1.3    Timing of Purchases...................................................................   2
                        -------------------
         SECTION 1.4    Consideration for Purchases...........................................................   2
                        ---------------------------
         SECTION 1.5    No Recourse...........................................................................   2
                        -----------
         SECTION 1.6    No Assumption of Obligations Relating to Receivables or
                        -------------------------------------------------------
                        Contracts.............................................................................   2
                        ---------
         SECTION 1.7    True Sales............................................................................   2
                        ----------

ARTICLE II

         CALCULATION OF PURCHASE PRICE........................................................................   3
         SECTION 2.1    Calculation of Purchase Price.........................................................   3
                        -----------------------------
         SECTION 2.2    Definitions and Calculations Related to Purchase Price
                        ------------------------------------------------------
                        Percentage...........................................................................    4
                        ----------

ARTICLE III

         PAYMENT OF PURCHASE PRICE; SERVICING, ETC...........................................................    5
         SECTION 3.1    Purchase Price Payments..............................................................    5
                        -----------------------
         SECTION 3.2    The Buyer Note.......................................................................    6
                        --------------
         SECTION 3.3    Application of Collections and Other Funds...........................................    6
                        ------------------------------------------
         SECTION 3.4    Servicing of Receivables.............................................................    7
                        ------------------------
         SECTION 3.5    Monthly Calculations.................................................................    7
                        --------------------
         SECTION 3.6    Buyer Obligation under Purchase Agreement............................................    7
                        -----------------------------------------
         SECTION 3.7    Payments and Computations, Etc.......................................................    7
                        -------------------------------

ARTICLE IV

         CONDITIONS TO PURCHASES..............................................................................   8
         SECTION 4.1    Conditions Precedent to Transfer on Effective Date....................................   8
                        --------------------------------------------------
         SECTION 4.2    Effect of Amendment and Restatement...................................................   9
                        -----------------------------------
         SECTION 4.3    Certification as to Representations and Warranties....................................  10
                        --------------------------------------------------
         SECTION 4.4    Effect of Payment of Purchase Price...................................................  10
                        -----------------------------------
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                                       i
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                               TABLE OF CONTENTS

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
ARTICLE V
         REPRESENTATIONS AND WARRANTIES.......................................................................   10
         SECTION 5.1    Representations and Warranties of Seller..............................................   10
                        ----------------------------------------
         SECTION 5.2    Representations and Warranties of Buyer...............................................   13
                        ---------------------------------------

ARTICLE VI
         GENERAL COVENANTS OF SELLER.........................................................................    13
         SECTION 6.1    Affirmative Covenants................................................................    13
                        ---------------------
         SECTION 6.2    Reporting Requirements...............................................................    19
                        ----------------------
         SECTION 6.3    Negative Covenants...................................................................    20
                        ------------------

ARTICLE VII
         ADDITIONAL RIGHTS AND OBLIGATIONS IN
         RESPECT OF THE RECEIVABLES..........................................................................    22
         SECTION 7.1    Rights of Buyer......................................................................    22
                        ---------------
         SECTION 7.2    Responsibilities of Seller...........................................................    22
                        --------------------------
         SECTION 7.3    Further Action Evidencing Purchases..................................................    23
                        -----------------------------------

ARTICLE VIII
         TERMINATION.........................................................................................    24
         SECTION 8.1    Termination by Seller................................................................    24
                        ---------------------
         SECTION 8.2    Automatic Termination................................................................    24
                        ---------------------

ARTICLE IX
         INDEMNIFICATION.....................................................................................    25
         SECTION 9.1    Indemnities by Seller................................................................    25
                        ---------------------

ARTICLE X

         MISCELLANEOUS.......................................................................................    27
         SECTION 10.1   Amendments; Waivers, Etc.............................................................    27
                        -------------------------
         SECTION 10.2   Notices, Etc.........................................................................    28
                        -------------
         SECTION 10.3   Cumulative Remedies..................................................................    28
                        -------------------
         SECTION 10.4   Binding Effect; Assignability; Survival of
                        ------------------------------------------
                        Provisions...........................................................................    28
                        ----------
         SECTION 10.5   Governing Law........................................................................    29
                        -------------
         SECTION 10.6   Costs, Expenses and Taxes............................................................    29
                        -------------------------
         SECTION 10.7   [Reserved]...........................................................................    29
                        ----------
         SECTION 10.8   Waiver of Jury Trial.................................................................    29
                        --------------------
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                                      ii
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                               TABLE OF CONTENTS

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
         SECTION 10.9   Integration..........................................................................    29
                        -----------
         SECTION 10.10  Counterparts.........................................................................    29
                        ------------
         SECTION 10.11  Acknowledgement and Consent..........................................................    30
                        ---------------------------
         SECTION 10.12  No Partnership or Joint Venture......................................................    30
                        -------------------------------
         SECTION 10.13  No Proceedings.......................................................................    30
                        --------------
         SECTION 10.14  Severability of Provisions...........................................................    31
                        --------------------------
         SECTION 10.15  Recourse to Buyer....................................................................    31
                        -----------------


                                   EXHIBITS

EXHIBIT A            Form of Buyer Note
EXHIBIT B            Form of Seller Assignment Certificate

                                   SCHEDULES

SCHEDULE 1 Changes in Seller's Financial Condition
SCHEDULE 2 Information Regarding Affiliates and Trade Names
SCHEDULE 3 List of Permitted Lockbox Banks and Lockbox Accounts

     This AMENDED AND RESTATED SALE AGREEMENT, dated as of September 29, 2000 (this "Agreement"), is made between EXIDE CORPORATION, a Delaware corporation ("Seller"), and EXIDE U.S. FUNDING CORPORATION, a Delaware corporation ("Buyer").

     The Seller and the Buyer are parties to an existing Sale Agreement dated as of March 31, 1997 (the "Existing Sale Agreement"), which is being amended and restated in its entirety by the terms of this Agreement;

     Pursuant to the Receivables Purchase Agreement dated as of March 31, 1997, as amended and restated September 29, 2000, among Seller, Buyer and Three Rivers Funding Corporation, a Delaware corporation ("Second Step Purchaser") (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), Buyer transferred a participation interest in the Receivables sold pursuant to the Existing Sale Agreement, together with Receivables contributed to Buyer by Seller from time to time, to the Second Step Purchaser in order to, among other things, finance its purchases hereunder. Except as otherwise defined herein or in Appendix A hereto, capitalized terms have the meanings assigned to them in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                        AGREEMENT TO PURCHASE AND SELL

     SECTION 1.1 Contribution of Receivables. Seller has previously transferred
                 ---------------------------
to Buyer all Receivables in existence on the Initial Cut-Off Date as a contribution by Seller to the capital of Buyer (the "Contributed Receivables"). Buyer has issued the Buyer Note to Seller, with an outstanding principal balance as of July 1, 2000 of approximately $26,800,000.

     SECTION 1.2 Agreement to Purchase and Sell.  Seller hereby sells,
                 ------------------------------
transfers, assigns, sets over and conveys to Buyer, and Buyer agrees to purchase from Seller, at the times set forth in Section 1.3, all of Seller's right, title
                                       -----------
and interest in, to and under:

          (a) all Receivables created by Seller that arise during the period from and including the closing of Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date,

          (b) all Receivables acquired by Seller pursuant to the merger of GNB into the Seller on the Effective Date, and

          (c) all proceeds of the Receivables (including all Collections with respect thereto).

     SECTION 1.3  Timing of Purchases. Except to the extent otherwise provided
                  -------------------
in Section 8.2, after the closing of Seller's business on the Initial Cut-Off
   -----------
Date until the closing of Seller's business on the Business Day immediately preceding the Purchase Termination Date, all Receivables shall be sold automatically to Buyer pursuant hereto immediately (and without further action by any Person) upon the creation of the Receivable; provided, however that all Receivables acquired by Seller pursuant to the merger of GNB into Seller on the Effective Date shall be sold automatically to Buyer pursuant hereto immediately upon such merger.

     SECTION 1.4  Consideration for Purchases.  On the terms and subject to the
                  ---------------------------
conditions set forth in this Agreement, Buyer agrees to make the monthly Purchase Price payments to Seller in accordance with Article III.
                                                     -----------

     SECTION 1.5  No Recourse.  Except as specifically provided in this
                  -----------
Agreement, the sale and purchase of Receivables under this Agreement shall be without recourse to Seller; it being understood that Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, all of which obligations have been designed so as not to constitute recourse to Seller for the credit risk of the Obligors.

     SECTION 1.6  No Assumption of Obligations Relating to Receivables or
                  -------------------------------------------------------
Contracts. Neither Buyer nor Second Step Purchaser shall have any obligation or
---------
liability to any Obligor or other customer or client of Seller or GNB (including any obligation to perform any of the obligations of Seller or GNB under any Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by Buyer or Second Step Purchaser hereunder, and any assumption thereof is expressly disclaimed.

     SECTION 1.7  True Sales.
                  ----------

          (a) Seller and Buyer intend the transfers of Receivables hereunder to be true sales (or absolute conveyances, in the case of Contributed Receivables) by Seller to Buyer that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of the Receivables, and neither Seller nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Buyer to Seller.

          (b) It is, further, not the intention of Buyer or Seller that the conveyance of the Receivables by Seller be deemed a grant of a security interest in the Receivables by Seller to Buyer to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, any Receivables are property of Seller's estate, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the Uniform

Commercial Code of any applicable jurisdiction, and (ii) the conveyance by Seller provided for in this Agreement shall be deemed to be a grant by Seller to Buyer of, and Seller hereby grants to Buyer, a security interest in and to all of Seller's right, title and interest in, to and under the Receivables to secure
(1) the rights of Buyer hereunder and (2) a loan by Buyer to Seller in the amount of the related Purchase Price of the Receivables sold by it or the Unpaid Balance of any Contributed Receivables, as the case may be. Seller and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority (subject to Liens created or permitted under the Purchase Agreement) in favor of Buyer under applicable Law and will be maintained as such throughout the term of this Agreement.

                                  ARTICLE II

                         CALCULATION OF PURCHASE PRICE

     SECTION 2.1  Calculation of Purchase Price.
                  -----------------------------

          (a) On each Settlement Date, the Servicer shall (i) deliver to Buyer and Seller a Sale Report with respect to Buyer's purchases of Receivables from Seller that was made during the immediately preceding Settlement Period and (ii) record the net increase or decrease in the Buyer Note and compute the amount of interest thereon which is then accrued and unpaid.

          (b) On each day when Receivables are purchased by Buyer from Seller pursuant to Article I, the "Purchase Price" to be paid to Seller on such
                 ---------
     day for the Receivables that are to be sold by Seller on such day shall be determined in accordance with the following formula:

          PP  =  AUB x PPP

          where:

          PP = the aggregate Purchase Price for the Receivables to be purchased from Seller on such day,

          AUB = the "Aggregate Unpaid Balance" of the Receivables that are to be purchased from Seller on such day. For purposes of this calculation, "Aggregate Unpaid Balance" shall mean, for purposes of calculating the Purchase Price on each Business Day after the Effective Date, the sum of the Unpaid Balance of each Receivable to be purchased from Seller on such day, calculated at the time of the Receivable's sale to Buyer, and

          PPP = the Purchase Price Percentage applicable to the Receivables to be purchased on such day, as determined pursuant to Section
                                                                     -------
                 2.2.
                 ---

     SECTION 2.2  Definitions and Calculations Related to Purchase Price
                  ------------------------------------------------------
Percentage.
----------

          (a) "Purchase Price Percentage" for the Receivables to be sold by Seller on any day during a Settlement Period shall mean the percentage determined in accordance with the following formula:

          PPP = 100% - (LR + PDRR)

          where:

          PPP = the Purchase Price Percentage in effect during such Settlement Period,

          LR  =   the Loss Ratio (expressed as a percentage) determined on the
                  Settlement Date with respect to the immediately preceding
                  Accounting Period, and

          PDRR = the Purchase Discount Reserve Ratio (expressed as a percentage) in effect during such Settlement Period, as determined on such day pursuant to subsection (b) below.
                                                     --------------

     The Purchase Price Percentage, the Loss Ratio and the Purchase Discount Reserve Ratio shall be recomputed by the Servicer on each Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective on the next Settlement Date.

          (b) "Purchase Discount Reserve Ratio" for the Receivables to be sold on any day during a Settlement Period shall mean a percentage determined in accordance with the following formula:


          PDRR =  (DSO/360 x RR) + EDR + PD

          where:

          PDRR = the Purchase Discount Reserve Ratio in effect during such Settlement Period,

          DSO = the Days Sales Outstanding during the Accounting Period preceding the first day of such Settlement Period,

          RR   =  the Reference Rate in effect on such Report Date,

          EDR  =  the Estimated Dilution Ratio (expressed as a percentage) in effect during such Settlement Period as determined pursuant to subsection (c) below, and
                  --------------

          PD   =  a profit discount equal to 0.25%

          (c) "Estimated Dilution Ratio" for the Receivables to be sold on any day during a Settlement Period shall mean the Estimated Dilution Ratio obtained from the most recently completed Dilution Study prepared by the Servicer. The Servicer shall prepare a "Dilution Study" annually within four months following the end of each fiscal year of the Seller and shall promptly thereafter deliver a copy of each such Dilution Study to each of Buyer and Second Step Purchaser. The "Estimated Dilution Ratio" shall equal (i) (A) such aggregate amount of Dilution plus the GNB Warranty Dilution Reserve divided by (B) such aggregate dollar amount of invoices giving rise to Receivables multiplied by (ii) 1.02.

                                  ARTICLE III

                  PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

      SECTION 3.1  Purchase Price Payments.  On the Business Day following each
                   -----------------------
day on which any Receivables are purchased by Buyer pursuant to Article I, on
                                                                ---------
the terms and subject to the conditions of this Agreement, Buyer shall pay to Seller the Purchase Price for the Receivables purchased on such day by Buyer (i) by making a cash payment to Seller to the extent that Buyer has cash available to make the payment pursuant to Section 3.3 and (ii) if the Purchase Price to be
                                -----------
paid for the Receivables of Seller exceeds the amount of any cash actually paid for the account of Seller on such day pursuant to clause (i), by automatically
                                                  ----------
increasing the principal amount outstanding under the Buyer Note by the amount of the excess (unless, at the option of Seller (as evidenced by notice to the Servicer), such excess shall be considered to have been contributed to Buyer by Seller as a capital contribution).

     Seller agrees that, prior to the Seller Maturity Date, Buyer shall be required to make payments in respect of the payment obligations evidenced by the Buyer Note only to the extent that it has cash available under Section 3.3.
                                                               -----------

     SECTION 3.2  The Buyer Note.
                  --------------

          (a) On the Contribution Date, Buyer delivered to Seller a promissory note, substantially in the form of Exhibit A, payable to the order of Seller
                                   ---------
(such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Sale Documents, being herein called the "Buyer Note"). The Buyer Note is payable in full on the date (the "Seller Maturity Date") that is one year and one day after the date on which all the obligations owed by the Buyer to the Second Step Purchaser under the Purchase Agreement have been repaid in full.
The Buyer Note shall bear interest at a rate per annum equal to the rate publicly announced by the Agent from time to time as the Reference Rate, determined as of each Cut-Off Date. Buyer may repay all or part of the outstanding balance of the Buyer Note from time to time without any premium or penalty in accordance with Section 3.3.
                           -----------

          (b) The Servicer (or its designee) shall hold all Buyer Notes for the benefit of Seller and shall make all appropriate recordkeeping entries with respect to the Buyer Notes or otherwise to reflect the payments on and adjustment of the Buyer Notes. The Servicer's Records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on each Buyer Note at any time. Seller hereby irrevocably authorizes the Servicer to mark its Buyer Note "CANCELED" and return it to Buyer upon the final payment thereof.

     SECTION 3.3  Application of Collections and Other Funds.  Buyer shall have
                  ------------------------------------------
the right to receive all proceeds with respect to Collections and Reinvestments; provided, however, that Buyer shall have no right to any amounts held in trust by Servicer in accordance with the Purchase Agreement. If, on any day, Buyer receives any amounts as set forth in the preceding sentence, Buyer shall apply the funds as follows:

          (a) first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under Section 9.02 of the Purchase Agreement),

          (b) second, to pay the Purchase Price as adjusted pursuant to Section
                                                                        -------
3.1 for Receivables purchased by Buyer from Seller on the next preceding
---
Business Day,

          (c) third, to repay amounts owed by Buyer to Seller under the Buyer Note,

          (d) fourth, to loan amounts to Seller, and

          (e) fifth, to declare and pay dividends to Seller to the extent permitted by Law and the Sale Documents.

     SECTION 3.4  Servicing of Receivables.
                  ------------------------

          (a) Consistent with the Ownership Interest in the Receivables, as between the parties to this Agreement, Buyer shall have the sole right to service, administer and collect the Receivables, to assign the right and to delegate the right to others. Without limiting the generality of Section 10.11,
                                                                  -------------
Seller hereby acknowledges and agrees that Buyer shall assign to the Second Step Purchaser the rights and interests of Buyer hereunder and agrees to cooperate fully with the Buyer and the Second Step Purchaser in the exercise of such rights and interests.

          (b) At the Second Step Purchaser's request, Seller will (A) assemble all of the Records that are necessary or appropriate to collect the Receivables, and shall make the same available to the Second Step Purchaser at one or more places selected by the Second Step Purchaser or its designee, and (B) permit, upon not less than two Business Days' prior written notice, any successor Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

     SECTION 3.5  Monthly Calculations.  For ease of computation, Buyer and
                  --------------------
Seller agree that the daily payments and adjustments to the balance of the Buyer Note shall occur automatically and without a requirement for immediate computation, and Servicer shall only be required to reconcile the amounts of the foregoing payments on a monthly basis on each Report Date.

     SECTION 3.6  Buyer Obligation under Purchase Agreement.  Seller agrees to
                  -----------------------------------------
provide Buyer with all amounts necessary to enable Buyer to satisfy its obligations under Section 5.03(c) of the Purchase Agreement, and Buyer and Seller agree that either (i) the Purchase Price for Receivables purchased on the date of such payment by Seller shall be reduced by the amount of such payment or
(ii) the principal amount outstanding under the Buyer Note on such date shall be increased by such amount.

     SECTION 3.7  Payments and Computations, Etc.
                  -------------------------------

          (a) All amounts to be paid by Seller to Buyer hereunder shall be received in accordance with the terms hereof no later than 1:00 p.m., New York City time, on the day when due in Dollars in immediately available funds in an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then payment shall become due on the next Business Day. Seller shall, to the extent permitted by Law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the Buyer Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable Law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          (b) All amounts to be paid by Buyer to Seller hereunder shall be paid to Seller no later than 2:00 p.m., New York City time, on the day when due in Dollars in immediately available funds to an account that Seller shall from time to time specify in writing. Payments received by Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then such payment shall become due on the next Business Day.

                                  ARTICLE IV

                            CONDITIONS TO PURCHASES

     SECTION 4.1  Conditions Precedent to Transfer on Effective Date.  The sale
                  --------------------------------------------------
of Receivables on the Effective Date hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of the amendment and restatement of the Purchase Agreement (other than a condition precedent in the Purchase Agreement relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, and (ii) Buyer shall have received (or in the case of subsection (g)
                                                                --------------
below, shall have delivered) each of the following, on or before the Effective Date, each (unless otherwise indicated) dated the Effective Date and each in form and substance satisfactory to Buyer:

          (a) Seller Assignment Certificates.  A Seller Assignment Certificate
              ------------------------------
from Seller in the form of Exhibit B, duly completed, executed and delivered by
                           ---------
Seller.

          (b) Resolutions.  A copy of the resolutions of the Board of Directors
              -----------
of Seller approving this Agreement and the other documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by Buyer, certified by its Responsible Officer, each as of a recent date acceptable to Buyer.

          (c) Good Standing Certificate of Seller; Certificates as to Foreign
              ---------------------------------------------------------------
Qualification of Seller.  A good standing certificate for Seller, issued as of a
-----------------------
recent date by the Secretary of State of: (i) the jurisdiction of its incorporation, (ii) Pennsylvania, and (iii) Michigan.

          (d) Incumbency Certificate.  A certificate of a Responsible Officer of
              ----------------------
Seller certifying, as of a recent date reasonably acceptable to Buyer, the names and true signatures of the Responsible Officers authorized on Seller's behalf to sign the Sale Documents to be delivered by Seller (on which certificate Buyer, the Second Step Purchaser and the Servicer may conclusively rely until such time as Buyer shall receive from Seller (with a copy to the Second Step Purchaser and the Servicer), a revised certificate meeting the requirements of this subsection).

          (e) Financing Statement, etc.  The Buyer shall have received evidence
              -------------------------
satisfactory to it of the completion of all recordings, registrations and filings as may be necessary or, in the opinion of the Buyer, desirable, to evidence or perfect the Ownership Interest to be acquired by the Buyer hereunder, including:

              (i) acknowledgment copies of proper financing statements on Form UCC-1 filed on or prior to the Initial Cut-off Date, naming the Seller as debtor and/or assignor and the Buyer as secured party and/or assignee, or such other similar instruments or documents as may be necessary or, in the opinion of the Buyer, advisable, under the Uniform Commercial Code or any comparable Law of all appropriate jurisdictions to evidence or perfect the Ownership Interest; and

              (ii) evidence of searches satisfactory to the Buyer listing all effective financing statements which name the Seller as debtor and/or assignor in the jurisdictions in which filings are made pursuant to subsection (i) above, together with copies of such financing
          --------------
          statements, none of which shall cover any Receivables or the related Contracts.

          (f) Other Transaction Documents.  Original copies, executed by each of
              ---------------------------
the parties thereto in such reasonable number as shall be specified by Buyer, of each of the other Transaction Documents to be executed and delivered in connection herewith.

          (g) Buyer Note.  The Buyer Note, executed and delivered by Buyer.
              ----------

          (h) Creditors' Consent.  The Second Step Purchaser shall have received
              ------------------
the written consent of the Banks party to the Amended and Restated Credit Agreement dated as of September 28, 2000, as amended, among Seller, the Banks and Agents party thereto and Credit Suisse First Boston, as Administrative Agent (the "Seller Credit Agreement"), to the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby in form and substance satisfactory to the Second Step Purchaser, if any such consent is required in order to avoid a breach of or a default under the Seller Credit Agreement by reason of such execution, delivery or consummation.

     SECTION 4.2   Effect of Amendment and Restatement.  It is the intent of
                   -----------------------------------
the parties hereto that this Agreement, as amended and restated as of September 29, 2000, shall as of such date, replace in its entirety the Existing Sale Agreement; provided that, with respect to the period of time from March 31, 1997 through September 28, 2000, the rights and obligations of the parties shall be governed by the Existing Sale Agreement; provided further, that the amendment and restatement of the Existing Sale Agreement shall not affect any of the grants, transfers, conveyances or other transactions contemplated by the Existing Sale Agreement to have occurred prior to September 29, 2000.

     SECTION 4.3   Certification as to Representations and Warranties.  Seller
                   --------------------------------------------------
(by accepting the Purchase Price paid for each Receivable and upon a contribution of Receivables to the Buyer) shall be deemed to have certified with respect to such Receivables to be sold or contributed on such day that its representations and warranties contained in Article V (excluding, with respect
                                            ---------
to any day after the date hereof, Section 5.1(k)) are true and correct on and as
                                  --------------
of such day, with the same effect as though made on and as of such day.

     SECTION 4.4   Effect of Payment of Purchase Price.  Upon the payment of
                   -----------------------------------
the Purchase Price (whether in cash or by an increase in a Buyer Note pursuant to Section 3.1) for any Receivable or upon a transfer of a Receivable as a
   -----------
capital contribution, title to the Receivables included therein shall vest in Buyer, whether or not the conditions precedent to such purchase or contribution were in fact satisfied; provided, however, that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by Seller in fact to satisfy any such condition precedent.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

     SECTION 5.1   Representations and Warranties of Seller.  In order to
                   ----------------------------------------
induce Buyer to enter into this Agreement and to make purchases hereunder, Seller hereby makes the representations and warranties set forth in this section at the times and to the extent set forth in Section 4.3.
                                            -----------

          (a)     Organization and Qualification.  Seller is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

          (b)     Authorization. Seller has the corporate power and authority to
                  -------------
execute and deliver the Transaction Documents, to convey the Receivables to the Buyer, and to perform its obligations hereunder and thereunder.

          (c)     Execution and Binding Effect.  Each of the Transaction
                  ----------------------------
Documents to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms. This

Agreement constitutes a legal, valid and binding assignment of the Receivables by Seller enforceable in accordance with the terms hereof, which will vest absolutely and unconditionally in the Ownership Interest in the Receivables purported to be assigned hereby, subject to no Liens whatsoever. Upon the filing of the financing statements required under Section 4.1(e) hereof, the Ownership
                                           --------------
Interest to be acquired by Buyer in the Receivables will be perfected under Article Nine of the Uniform Commercial Code in all the applicable jurisdictions, prior to and enforceable against all creditors of and purchasers from Seller and all other Persons whatsoever. Upon the filing of the financing statements required under Section 4.02(c) of the Purchase Agreement, the Second Step Purchaser's Participation Interest will be perfected under Article Nine of the Uniform Commercial Code in all the applicable jurisdictions, prior to and enforceable against all creditors of and purchasers from Seller or Buyer and all other Persons whatsoever.

          (d)  Authorizations and Filings.  No authorization, consent, approval,
               --------------------------
license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of Seller, advisable in connection with the execution and delivery of the Transaction Documents, the consummation of the transactions herein or therein contemplated or the performance of or the compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Buyer will have its Ownership Interest in and to the Receivables perfected and prior to all other Liens (including competing ownership interests) and that the Second Step Purchaser will have its Participation Interest in and to the Purchased Receivables perfected and prior to all other Liens (including competing ownership interests), other than the filing of financing statements under the Uniform Commercial Code in the jurisdictions required under Section
                                                                      -------
4.1(e) hereof or Section 4.02(c) of the Purchase Agreement.
------

          (e)  Absence of Conflicts. Neither the execution and delivery of the
               --------------------
Transaction Documents, nor the consummation of the transactions herein or therein contemplated, nor the performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of Seller or (B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

          (f)  Location of Chief Executive Office, etc.  As of the date hereof
               ----------------------------------------
Seller's Chief Executive Office is located at 645 Penn Street, Reading, Pennsylvania 19612-4205. Seller has only the Affiliates and operates only under the trade names identified in Schedule 2 hereto, and has not changed its name,
                              ----------
merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy) within the past ten
(10) years, except as disclosed in Schedule 2 hereto.
                                   ----------

          (g) No Termination Event.  No event has occurred and is continuing and
              --------------------
no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (h) Accurate and Complete Disclosure. No information, whether written
              --------------------------------
or oral, furnished by Seller to Buyer pursuant to or in connection with this Agreement, the Purchase Agreement or any transaction contemplated hereby or thereby is false or misleading in any material respect (and with respect to notices and documents under this Agreement or the Purchase Agreement, when furnished, in any respect, whether or not material) as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          (i) No Proceedings. There are no proceedings or investigations pending
              --------------
or threatened before any Official Body (A) asserting the invalidity of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by Seller or Servicer of its obligations under this Agreement or the Purchase Agreement, or (ii) the validity or enforceability of any Transaction Document, any Contract or any material amount of the Receivables.

          (j) Bulk Sales Act. No transaction contemplated hereby required
              --------------
compliance with any bulk sales act or similar Law.

          (k) Financial Condition.  The consolidated balance sheets of Seller
              -------------------
and its consolidated subsidiaries as at March 31, 2000 and the related statements of income and shareholders' equity of Seller and its consolidated subsidiaries for the fiscal year then ended, certified by Pricewaterhouse Coopers LLP, independent accountants, copies of which have been furnished to the Buyer, fairly present the consolidated financial position of Seller and its consolidated subsidiaries as at such date and the consolidated results of the operations of Seller and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP, and (y) as of the date hereof, there has been no material adverse change in any such condition, business, business prospects or operations or in Seller's ability to perform its obligations under this Agreement or the Purchase Agreement since March 31, 2000, except as described in Schedule 1.
             ----------

          (l) Litigation.  No injunction, decree or other decision has been
              ----------
issued or made by any Official Body that prevents, and no threat by any Person has been made to attempt to obtain any such decision that would prevent, Seller from conducting a significant part of its business operations, and no litigation, investigation or proceeding of the type referred to in Section
                                                                   -------
5.1(i) hereof exists.
------

          (m) Margin Regulations. No use of funds acquired by Seller under this
              ------------------
Agreement will conflict with or contravene any of Regulations T, U and X of the Board of

Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

          (n)      Eligible Receivables.  (i) On the date of each purchase of
                   --------------------
Receivables hereunder from Seller (or contribution of Receivables by Seller), each such Receivable, unless otherwise identified to Buyer and Second Step Purchaser by Seller or Servicer, is an Eligible Receivable, and (ii) on the date of each Sale Report that identifies a Receivable originated by Seller as an Eligible Receivable, such Receivable is an Eligible Receivable.

          (o)      No Liens.  Prior to the transfer of each Receivable from
                   --------
Seller to Buyer pursuant to this Agreement and the Second Step Purchaser's purchase of a Participation Interest in the related Purchased Receivable, Seller owned such Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, free and clear of any Lien, except for Liens of Second Step Purchaser pursuant to the Amended and Restated Receivables Purchase Agreement between Seller and Second Step Purchaser dated as of September 29, 2000.

     SECTION 5.2   Representations and Warranties of Buyer.  From the date
                   ---------------------------------------
hereof until the Purchase Termination Date, Buyer hereby represents and warrants that (a) this Agreement (i) has been duly authorized, executed and delivered by Buyer and (ii) constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable Law or any agreement to which Buyer is a party or by which its properties are bound.

                                  ARTICLE VI
                          GENERAL COVENANTS OF SELLER

     SECTION 6.1   Affirmative Covenants.  From the date hereof until the first
                   ---------------------
day following the Purchase Termination Date on which all obligations of Seller shall have been finally and fully paid and performed and the Second Step Purchaser's Net Investment in the Participation Interest shall have been reduced to zero and all other amounts accrued and owing to Second Step Purchaser by Buyer under the Purchase Agreement have been paid in full, unless each of Second Step Purchaser and Buyer shall otherwise give its prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

          (a)      Preservation of Corporate Existence. Seller shall preserve
                   -----------------------------------
and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could materially adversely affect (i) the interests of the Buyer hereunder or Second Step Purchaser under the Purchase Agreement or (ii) the ability of the Seller or the Servicer to perform their respective obligations hereunder or under the Purchase Agreement.

          (b) Compliance With Laws.  Seller shall comply in all material
              --------------------
     respects with all Laws applicable to Seller, its business and properties, and the Receivables.

          (c) Enforceability of Obligations.  The Seller shall ensure that, with
              -----------------------------
respect to each Receivable, the obligation of any related Obligor to pay the Unpaid Balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except (i) as otherwise permitted by Section 6.3(d) hereof, (ii) as such
                                     --------------
enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws which may be applied in the Event of Bankruptcy of such Obligor, and (iii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (d) Receivables Reviews.  Seller shall, during regular business hours,
              -------------------
permit Buyer and Second Step Purchaser and their respective agents or representatives, at the expense of Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of Seller relating to the Receivables generated by Seller, and (ii) to visit the offices and properties of Seller for the purpose of examining the materials described in clause (i) above, and to discuss
                                                ----------
matters relating to any Receivables of Seller or Seller's performance hereunder with any of the Responsible Officers of Seller or, with the prior consent of a Responsible Officer of Seller, with employees of Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being
                                                     -----------     ----
herein called a "Seller Receivables Review"). Buyer and its agents or representatives shall be entitled to conduct Seller Receivables Reviews whenever Buyer, in its reasonable judgment, deems it appropriate; provided, that prior to the occurrence and continuance of a Termination Event or Potential Termination Event, Buyer (or its agent or representative) shall give Seller at least five Business Days' prior notice of any Seller Receivables Review, and Buyer shall have the right to request a Seller Receivables Review not more than twice in any calendar year.

          (e) Books and Records. Seller shall maintain and implement
              -----------------
administrative and operating procedures (including the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables (including Records adequate to permit the identification of all Collections and adjustments to each existing Receivable) at its Chief Executive Office, except that any Records may be stored at other locations to the extent temporary location elsewhere is necessary in connection with litigation, repossession, other collection activities or other usual business purposes.

          (f) Fulfillment of Obligations.  The Seller will duly observe and
              --------------------------
perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, including its obligations as Servicer, and will do nothing to impair the rights, title and interest of the Buyer in and to the Ownership Interest or the Second Step Purchaser in and to its Participation Interest.

          (g) Customer List.  The Seller shall at all times maintain (or cause
              -------------
the Servicer to maintain) a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. The Seller shall deliver or cause to be delivered a copy of such list to the Buyer as soon as practicable following the Buyer's request.

          (h) Copies of Reports, Filings, Opinions, etc.  Seller shall, or shall
              ------------------------------------------
cause the Servicer to, prepare and forward to the Buyer (i) copies of all press releases, proxy statements, financial statements, reports and other communications which Seller sends to its security holders or any nationally recognized statistical rating agency, and copies of all regular, periodic and special reports which Seller files with the Securities and Exchange Commission or with any securities exchange or commission, and (ii) copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the Department of Labor, or which Seller receives therefrom.

          (i) Total Systems Failure.  The Seller shall, or shall cause the
              ---------------------
Servicer to, promptly notify the Buyer of any total systems failure and shall advise the Buyer of the estimated time required to remedy such total systems failure and of the estimated date on which a Sale Report can be delivered.
Until a total systems failure is remedied, the Seller or the Servicer (i) will furnish to the Buyer such periodic status reports and other information relating to such total systems failure as the Buyer may reasonably request and (ii) will promptly notify the Buyer if the Seller or the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Sale Report can be delivered. The Seller or the Servicer shall promptly notify the Buyer when a total systems failure has been remedied.

          (j) Treatment of Purchase.  For accounting purposes, Seller shall
              ---------------------
treat the assignment of the Receivables (other than Contributed Receivables) made hereunder as a sale of the Receivables. Seller shall also maintain its Records and books of account in a manner which clearly reflects the sale of the Receivables to Buyer and its Ownership Interest therein. Further, Seller shall prepare its financial statements in accordance with GAAP, and any financial statements that are made publicly available and which are consolidated to include Buyer will contain footnotes stating that Seller has sold or contributed its Receivables to Buyer and that the assets of Buyer will not be available to Seller and its other subsidiaries unless Buyer's liabilities have been paid in full.

          (k)  Credit and Collection Policies.  Seller will comply in all
               ------------------------------
material respects with the Credit and Collection Policy in regard to each Receivable of Seller and the Contract related to each such Receivable.

          (l)  Certificates of Title.
               ---------------------

               (1) If any amount payable under or in connection with any Receivable shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be duly endorsed in a manner satisfactory to the Buyer and delivered to the Buyer or its agent.

               (2) The Seller shall deliver to the Buyer any certificate of title or other evidence of ownership issued by the United States or any state or any political subdivision thereof relating to any chattel held as security for any amount payable under or in connection with any Receivable, with evidence of perfection of the security interest in such property noted thereon, if such notation is required under the Laws of the jurisdiction in which such property is located in order to perfect a security interest in such property.

               (3) If the Contract relating to any Receivable requires the related Obligor to maintain insurance upon the chattel security relating to such Contract, the Seller shall deliver to the Buyer all documents or certificates relating to such insurance.

               (4) The Seller shall deliver to the Buyer any other document required by the terms of the related Contracts.

          (m)  Separate Corporate Existence of Buyer.  Seller hereby
               -------------------------------------
acknowledges that the Second Step Purchaser is relying upon Buyer's identity as a legal entity separate from Seller and its other Affiliates (each of Seller and other Affiliates a "Seller Entity"). Therefore, until the first day following the Purchase Termination Date on which all obligations shall have been fully paid and performed and the Second Step Purchaser's Net Investment in the Participation Interest shall have been reduced to zero and all other amounts accrued and owing to Second Step Purchaser by Buyer under the Purchase Agreement have been paid in full, Seller will, and will cause each other Affiliate to, take all necessary steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Buyer and that Buyer is not a division of Seller, Servicer or any other Person. Without limiting the foregoing, Seller will operate, conduct its businesses and otherwise act in a manner which is consistent with this Agreement and Seller shall:

               (1) require that all full-time employees of Buyer identify themselves as such and not as employees of any Seller Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Buyer's employees);

               (2) to the extent any employee, consultant or agent of Buyer is also an employee, consultant or agent of any Seller Entity, allocate the compensation of such employee, consultant or agent between Buyer and such Seller Entity on a basis which reflects the services rendered to Buyer and such Seller Entity;

               (3) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Buyer and any Seller Entity on a reasonable basis consistent with GAAP;

               (4) at all times have at least one member of Buyer's Board of Directors (an "Independent Director") who is not (A) a director, officer or employee of any Seller Entity, (B) a person related to any officer or director of any Seller Entity, (C) a holder (directly or indirectly) of more than 5% of any voting securities of any Seller Entity, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Seller Entity;

               (5) ensure that all corporate actions are duly authorized by vote of its Board of Directors in accordance with its charter and by-laws;

               (6) cause Buyer's books and Records to be maintained separate from those of any Seller Entity and maintain such Records in a location clearly identified as being allocated solely to Buyer;

               (7) cause Buyer to prepare its financial statements separately from those of other Seller Entities and insure that any consolidated financial statements of Seller that include Buyer have a footnote clearly stating that Buyer is a separate corporate entity and that its assets will be available first to satisfy the claims of its creditors;

               (8) except as herein specifically otherwise provided, not commingle funds or other assets of Buyer with those of any other Seller Entity and not maintain bank accounts or other depository accounts to which any Seller Entity is an account party, into which any Seller Entity makes deposits or from which any Seller Entity has the power to make withdrawals;

               (9) be obligated to reimburse any Seller Entity which pays any of Buyer's operating expenses; and

                 (10) not permit Buyer to be named as an insured on the insurance policy covering the property of any Seller Entity except and only to the extent that such policy also covers property of Buyer, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Buyer.

          (n)    Payment Instructions to Obligors.  Seller will instruct all
                 --------------------------------
Obligors to submit all payments either (i) to one of the Permitted Lockboxes maintained at the Permitted Lockbox Banks for deposit in a Lockbox Account or
(ii) directly to one of the Lockbox Accounts.

          (o)    Segregation of Collections.  Seller shall use reasonable
                 --------------------------
efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, Servicer and Second Step Purchaser (following which notice, Buyer shall promptly return all the funds to Seller).

          (p)    Identification of Eligible Receivables.  Seller will (i)
                 --------------------------------------
establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Receivable qualifies as an Eligible Receivable, and for identifying, on any Business Day, all Receivables to be sold on that date that are not Eligible Receivables, and (ii) notify Buyer prior to the assignment of a Receivable from Seller to Buyer if a Receivable to be sold hereunder will, to Seller's knowledge, not be an Eligible Receivable as of the date of such Purchase.

          (q)    Accuracy of Information.  All written information furnished on
                 -----------------------
and after the date hereof by or on behalf of Seller to Buyer, Servicer or Second Step Purchaser pursuant to or in connection with any Sale Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (r)    Ownership of Buyer Stock.  Seller will own the outstanding
                 ------------------------
capital stock of Buyer free of any Liens other than Liens pursuant to the Seller Credit Agreement.

     SECTION 6.2 Reporting Requirements.  From the date hereof until the first
                 ----------------------
day following the Purchase Termination Date on which all obligations of Seller shall have been finally and fully paid and performed and the Second Step Purchaser's Net Investment in the Participation Interest shall have been reduced to zero and all other amounts accrued and owing to Second Step Purchaser by Buyer under the Purchase Agreement have been paid in full, Seller agrees that it will, unless Buyer and Second Step Purchaser shall otherwise give prior written consent, furnish to Buyer and Second Step Purchaser:

          (a) Quarterly Financial Statements.  Within 45 days after the end of
              ------------------------------
each of the first three fiscal quarters of each fiscal year of Seller, copies of the unaudited consolidated balance sheets of Seller and its consolidated subsidiaries as at the end of the fiscal quarter and the unaudited consolidated statements of income and cash flows, in each case for the fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by a Responsible Officer of Seller,

          (b) Annual Financial Statements.  As soon as possible and in any event
              ---------------------------
within 90 days after the end of each fiscal year of Seller, a copy of the audited consolidated balance sheet of Seller and its consolidated subsidiaries as at the end of the fiscal year and the statements of income and cash flows of Seller and its consolidated subsidiaries for the fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified by PricewaterhouseCoopers LLP (or such other independent certified public accountants of a nationally recognized standing in the United States as shall be selected by Seller),

          (c) Notice of Termination Event.  Promptly upon becoming aware of any
              ---------------------------
Termination Event or Potential Termination Event, the Seller shall give the Buyer and Second Step Purchaser notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller,

          (d) Material Adverse Effect.  As soon as possible and in any event
              -----------------------
within five Business Days after a Responsible Officer of Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or reasonably could be expected to have, a material adverse effect on its business, operations, properties or financial condition,

          (e) Proceedings.  As soon as possible and in any event within three
              -----------
Business Days after a Responsible Officer of Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(i) not previously disclosed to Buyer and (ii) any
             --------------
judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding, and

          (f) Other.  Promptly, from time to time, (i) such other information,
              -----
documents, records or reports respecting the Receivables or (ii) such other publicly available information respecting the condition or operations, financial or otherwise, of Seller, in each case as Buyer or Second Step Purchaser may from time to time reasonably request in order to protect the interests of Buyer or Second Step Purchaser under or as contemplated by this Agreement.

     SECTION 6.3 Negative Covenants.  From the date hereof until the first day
                 ------------------
following the Purchase Termination Date on which all obligations of Seller shall have been finally and fully paid and performed and the Second Step Purchaser's Net Investment in the Participation Interest shall have been reduced to zero and all other amounts accrued and owing to Second Step Purchaser under the Purchase Agreement have been paid in full, unless Buyer and Second Step Purchaser shall otherwise give prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.3.
                                               -----------

          (a)    Statementing for and Treatment of the Sales.  Seller will not
                 -------------------------------------------
prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale or contribution of the Receivables to Buyer.

          (b)    Sales, etc.  Except in the ordinary course of its business,
                 -----------
Seller will not sell, transfer, convey, assign or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables (other than pursuant hereto), or permit any of its subsidiaries to do any of the foregoing, except for any such sale, transfer, conveyance, lease or assignment of or by any of its wholly-owned subsidiaries to Seller or to any other wholly-owned subsidiary of Seller.

          (c)    No Liens.  Seller will not cause any of the Receivables to be
                 --------
sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale or contribution of the Receivables to Buyer and the Liens created in connection with the transactions contemplated by this Agreement.

          (d)    Extension or Amendment of Receivables; Change in Credit and
                 -----------------------------------------------------------
Collection Policy or Contracts.  Seller will not, (i) without the prior written
------------------------------
consent of Buyer and Second Step Purchaser, which consent will not be unreasonably withheld, extend, amend or otherwise modify the terms of any Receivable or Contract in a manner that reasonably could be expected to have a material adverse effect on Seller's business, operations, properties or financial condition or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of Second Step Purchaser and Buyer, (y) with respect to collection procedures, the change is made with prior written notice to Second Step Purchaser and Buyer and no material adverse effect on Seller's business, operations, properties or financial condition or the collectibility of a material amount of Receivables would result and (z) with respect to accounting policies relating to Receivables that have become Defaulted Receivables, the change is made in accordance with GAAP.

          (e)  Change in Payment Instructions to Obligors. Seller will not add
               ------------------------------------------
any bank as a Permitted Lockbox Bank, terminate any bank listed on Schedule 3
                                                                   ----------
hereto as a Permitted Lockbox Bank, change any Lockbox Account listed on
Schedule 3 hereto, or make any change in its instructions to Obligors regarding
----------
payments to be made to Seller or payments to be made to any Permitted Lockbox Bank, unless the Buyer and Second Step Purchaser shall have received ten (10) Business Days' prior notice of such addition, termination or change and, with respect to the addition of any Permitted Lockbox Bank, a Lockbox Servicing Agreement executed by such Permitted Lockbox Bank shall have been delivered to the Buyer and Second Step Purchaser and become effective prior to its addition as a Permitted Lockbox Bank.

          (f) Mergers, Acquisitions, Sales, etc. Seller will not be a party to
              ----------------------------------
any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except:

              (1) a wholly-owned subsidiary of Seller may merge with Seller, provided that Seller shall be the surviving corporation and no Termination Event or Potential Termination Event shall occur and be continuing or shall exist at such time or after giving effect to such transaction; and

              (2) Seller may merge into or consolidate with any other corporation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in any Person, if Seller is the surviving corporation formed by such consolidation, merger, purchase or acquisition and prior to such consolidation and merger Seller had not breached any of its obligations hereunder and after giving effect to such consolidation and merger no Termination Event or Potential Termination Event shall have occurred.

          (g) Change in Name. Seller will not change its name, identity or
              --------------
corporate structure in any manner which would, could or might make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of
Section 9-402(7) of the Uniform Commercial Code of any applicable jurisdiction or other applicable Laws unless it shall have given the Buyer and the Second Step Purchaser at least sixty (60) days' prior written notice thereof.

          (h) Amendments to Sale Documents.  Seller will not amend or otherwise
              ----------------------------
modify or supplement any Sale Document to which it is a party unless Buyer and Second Step Purchaser shall have given prior written consent to each amendment, modification or supplement.

                                  ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                          RESPECT OF THE RECEIVABLES

     SECTION 7.1  Rights of Buyer.
                  ---------------

          (a)     Subject to Section 7.3(b), Seller hereby authorizes Buyer,
                             --------------
Second Step Purchaser, Servicer and/or their respective designees to take any and all steps in Seller's name and on behalf of Seller that Buyer, Second Step Purchaser, Servicer and/or their respective designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Receivables, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing Seller's rights under such Receivables.

          (b) Buyer shall have no obligation to account for any Receivables to Seller. Buyer shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Receivables.

          (c) Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Receivables, and all of Buyer's right, title and interest in, to and under this Agreement, on whatever terms Buyer shall determine, pursuant to the Purchase Agreement or otherwise.

          (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Receivables and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

     SECTION 7.2  Responsibilities of Seller.  Anything herein to the contrary
                  --------------------------
notwithstanding, Seller hereby agrees:

          (a) to deliver directly to any of the Lockbox Accounts, within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of Collections to Buyer,

          (b) to perform all of its obligations hereunder and under the Contracts to the same extent as if the Receivables had not been sold or contributed hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Sale Documents and the Contracts related to the Receivables, and

          (c) that it hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Buyer (whether or not from Seller) in connection with any Receivable.

     SECTION 7.3  Further Action Evidencing Purchases.  Seller agrees that from
                  -----------------------------------
time to time, at its expense, it will promptly, upon reasonable request by Buyer, Servicer or Second Step Purchaser, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the sale or contribution of the Receivables by Seller to Buyer under this Agreement, or to enable Buyer to exercise or enforce any of its rights under any Sale Document. Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that Buyer, Servicer or Second Step Purchaser may reasonably request in order to perfect, protect or more fully evidence the sale or contribution of the Receivables by Seller to Buyer or to enable Buyer or Second Step Purchaser (as the assignee of Buyer) to exercise or enforce any of its rights hereunder or under any other Sale Document. Without limiting the generality of the foregoing, upon the request of Buyer or Second Step Purchaser, Seller will:

          (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or Second Step Purchaser may reasonably determine to be necessary or appropriate, and

          (b) mark the master data processing records evidencing the Receivables with the following legend:

          "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO EXIDE U.S. FUNDING CORPORATION ("BUYER") PURSUANT TO AN AMENDED AND RESTATED SALE AGREEMENT, DATED AS OF SEPTEMBER 29, 2000 (OR THE PREDECESSOR AGREEMENT), BETWEEN EXIDE CORPORATION AND BUYER; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THREE RIVERS FUNDING CORPORATION PURSUANT TO AN AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF THE SAME DATE (OR THE PREDECESSOR AGREEMENT), AMONG BUYER, AS TRANSFEROR, EXIDE CORPORATION, AS THE INITIAL SERVICER, AND THREE RIVERS FUNDING CORPORATION, AS SECOND STEP PURCHASER."

     Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables of Seller, in each case whether now existing or hereafter generated by Seller. Except for material performance obligations of Seller to any Obligor hereunder or under any of the Contracts, if (i) Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by Seller as provided in Section 9.1.
                                                                -----------

                                  ARTICLE VII
                                  TERMINATION

     SECTION 8.1  Termination by Seller.  Prior to the commencement of a
                  ---------------------
Termination Event under the Purchase Agreement, Seller may terminate its agreement to sell Receivables hereunder to Buyer by giving Buyer and Second Step Purchaser not less than thirty days' prior written notice of its election not to continue to sell Receivables to Buyer; provided, that such notice shall specify the effective date of termination.

     SECTION 8.2  Automatic Termination.
                  ---------------------

          (a) Unless otherwise agreed to by Seller, Buyer and Second Step Purchaser in writing, the agreement of Seller to sell Receivables hereunder, and the agreement of Buyer to purchase Receivables from Seller hereunder, shall terminate automatically at the latest to occur of (i) the Expiration Date, (ii) the first day on which the Net Investment equals zero, all other amounts accrued and owing to the Second Step Purchaser under the Purchase Agreement have been paid in full and the Maximum Net Investment has been reduced to zero, or (iii) the first day on which all Eligible Receivables in the Receivables Pool have been collected or written off by the Seller and the Maximum Net Investment has been reduced to zero; provided, however, that the covenants, representations, warranties and indemnities of the Seller to the Buyer contained herein or made pursuant hereto shall survive such termination.

          (b) If an Event of Bankruptcy shall occur with respect to Seller, the Buyer's obligation to purchase Receivables from Seller hereunder shall be terminated automatically without any action on the part of the Buyer.

                                  ARTICLE IX
                                INDEMNIFICATION

     SECTION 9.1 Indemnities by Seller.
                 ---------------------

          (a) Seller agrees to indemnify, defend and save harmless the Buyer and Second Step Purchaser and their respective directors, officers, shareholders, employees and agents (each, an "Indemnified Party"), forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which the Buyer or Second Step Purchaser may incur or which may be asserted against the Buyer or Second Step Purchaser by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of Seller) (all of the foregoing being collectively referred to as "Losses"), excluding, however, (a) Losses to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise provided in this Agreement) for Defaulted Receivables, (c) any Losses with respect to any tax, reserve, capital charge or expense related thereto (indemnification with respect to such Losses being provided as and to the extent provided in the Purchase Agreement), or (d) Losses, to the extent that such Losses resulted from an act or omission of the Servicer if the Servicer is not Seller or an Affiliate of Seller, arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by Seller or Buyer made or deemed made hereunder or under the Purchase Agreement or in connection herewith or therewith or the transactions contemplated herewith or therewith, or (ii) any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any Official Body, which arises out of or relates to the Transaction Documents, the Ownership Interest or the Participation Interest in the Receivables or related Contracts, or the use of the proceeds of the Receivables pursuant hereto or to the Purchase Agreement or the transactions contemplated hereby or thereby (all Losses, after giving effect to the limitations set forth in clauses (a) through (d) hereof,
                                              -----------         ---
being hereinafter referred to as "Indemnified Amounts").

          (b)  Without limitation of the generality of Section 9.1(a), Seller
                                                       --------------
shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

               (1) the creation of the Participation Interest in any Receivable which is not at the date of the creation of such Ownership Interest an Eligible Receivable;

               (2) reliance on any representation or warranty made or deemed made by Seller (or any of its respective Responsible Officers) or any statement made by any Responsible Officer of Seller under or in connection with this Agreement which shall have been incorrect in any material respect when made;

               (3) the failure by Seller to comply with any applicable Law, rule or regulation;

               (4) the failure to vest in the Buyer the Ownership Interest in the Receivables and Collections in respect thereof, free and clear of any Lien;

               (5) the failure to vest in the Second Step Purchaser the Participation Interest in the Receivables and Collections in respect thereof, free and clear of any Lien;

               (6) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or under any other applicable Law with respect to the sale or contribution of the Receivables by Seller to Buyer;

               (7) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (8) any failure of Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

               (9) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

               (10) any failure by Buyer to make any payment required by Section
          11.03 of the Purchase Agreement.

          (c) Promptly upon receipt by any Indemnified Party, hereunder of notice of the commencement of any suit, action, claim, proceeding or governmental investigation (an "Action"), such Indemnified Party shall, if a claim in respect thereof is to be made against Seller hereunder, notify Seller in writing of the commencement thereof. Seller may participate in the defense of any such Action at its expense, and no settlement thereof shall be made without the approval of Seller and the Indemnified Party. The approval of Seller will not be unreasonably withheld or delayed. In case any Action shall be brought against any Indemnified Party, Seller shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from Seller to such Indemnified Party of its election so to assume the defense thereof, Seller shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) Seller and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include both Seller and such Indemnified Party and representation of both parties by the same counsel would be in appropriate due to actual or potential differing interests between them. It is understood that Seller shall not, in conjunction with any Action or related Actions in the same jurisdiction, be liable for the fees and expenses of more that one separate firm in addition to any local counsel for all such Indemnified Parties, unless (i) Seller and such Indemnified Parties shall have mutually agreed in writing to the retention of separate counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Parties and representation of such Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and that all such fees and expenses shall be reimbursed as they are incurred.

          (d)  The indemnity contained in this Section 9.1 shall survive the
                                               -----------
     termination of this Agreement.

                                   ARTICLE X
                                 MISCELLANEOUS

     SECTION 10.1   Amendments; Waivers, Etc.
                    ------------------------

          (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by Buyer and Seller (with respect to an amendment) or by Buyer (with respect to a waiver or consent by it) and such amendment, modification or waiver is consented to by Second Step Purchaser, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b)  No failure or delay on the part of Buyer, any Indemnified
Party or any other third party beneficiary referred to in Section 10.11(a) in
                                                          ----------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or Second Step Purchaser under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2  Notices, Etc. All notices and other communications provided
                   ------------
for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section and to Second Step Purchaser at the address or facsimile number set forth under its name on the signature pages of the Purchase Agreement. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

     SECTION 10.3  Cumulative Remedies. The remedies herein provided are
                   -------------------
cumulative and not exclusive of any remedies provided by Law. Without limiting the foregoing, Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by Law, to set-off, against any obligations of Seller to Buyer that are then due and payable or that are not then due and payable from Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to Seller by Buyer to or for the credit or the account of any Seller or that are not then due and payable from Buyer to Seller but have then accrued.

     SECTION 10.4  Binding Effect; Assignability; Survival of Provisions. This
                   -----------------------------------------------------
Agreement shall be binding upon and inure to the benefit of each of Buyer and Seller and its respective successors and permitted assigns (including, in the case of Buyer, Second Step Purchaser). Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of Buyer. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Purchase Agreement is terminated pursuant to
Section 2.03(c) of the Purchase Agreement, on which all obligations shall have been finally and fully paid and performed or such other time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article V and the
                                                       ---------
indemnification and payment provisions of Article IX and Section 10.6 shall be
                                          ----------     ------------
continuing and shall survive any termination of this Agreement.

     SECTION 10.5  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
                   -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF BUYER IN THE RECEIVABLES ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SECTION 10.6  Costs, Expenses and Taxes. In addition to the obligations
                   -------------------------
of Seller under Article IX, Seller agrees to pay on demand:
                ----------

          (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement or the other Transaction Documents by Buyer or Second Step Purchaser, and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Sale Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees.

     SECTION 10.7   [Reserved]
                    ----------

     SECTION 10.8   Waiver of Jury Trial. Each party hereto waives any right to
                    --------------------
a trial by jury in any action or proceeding to enforce or defend any rights under or relating to the Sale Documents or any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of either of the parties hereto or any other relationship existing in connection with the Sale Documents, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

     SECTION 10.9   Integration. This Agreement and the other Sale Documents
                    -----------
contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

     SECTION 10.10  Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     SECTION 10.11  Acknowledgment and Consent.
                    --------------------------

          (a) Seller acknowledges that, contemporaneously herewith, Buyer is selling, transferring, assigning, setting over and otherwise conveying to Second Step Purchaser all of Buyer's right, title and interest in, to and under the Receivables, this Agreement and other Sale Documents pursuant to Section 2.01 of the Purchase Agreement. Seller hereby consents to the sale, transfer, assignment, set over and conveyance to Second Step Purchaser by Buyer of all right, title and interest of Buyer in, to and under this Agreement and the other Sale Documents, and all of Buyer's rights, remedies, powers and privileges, and all claims of Buyer against Seller, under or with respect to this Agreement and the other Sale Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the right of Buyer, at any time, to enforce this Agreement against Seller and the obligations of Seller hereunder, (ii) the right to appoint a successor to the Servicer at the times and upon the conditions set forth in the Purchaser Agreement, and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Sale Document or the obligations in respect of Seller thereunder to the same extent as Buyer may do. Each of the parties hereto acknowledges and agrees that Second Step Purchaser is a third party beneficiary of the rights of Buyer arising hereunder and under the other Sale Documents to which Seller is a party.

          (b) Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that Buyer or Second Step Purchaser reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above. To the extent that Buyer, individually or through Servicer, has granted or grants powers of attorney to Second Step Purchaser under the Purchase Agreement, Seller hereby grants a corresponding power of attorney on the same terms to Buyer. Seller hereby acknowledges and agrees that Buyer, in all of its capacities, shall assign to Second Step Purchaser the powers of attorney and other rights and interests granted by Seller to Buyer hereunder and agrees to cooperate fully with Second Step Purchaser in the exercise of the rights.

     SECTION 10.12  No Partnership or Joint Venture. Nothing contained in this
                    -------------------------------
Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

     SECTION 10.13  No Proceedings. Seller hereby agrees that it will not
                    --------------
institute against Buyer, or join any other Person in instituting against Buyer, any insolvency proceeding (such as any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Net Investment of Second Step Purchaser in the Participation Interest shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Net Investment of Second Step Purchaser in the Participation Interest shall have been outstanding. The foregoing shall not limit the right of Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer or Second Step

Purchaser by any Person other than Seller or any other Affiliates of Seller (provided that no such action may be taken by Seller until such proceeding has continued undismissed, unstayed and in effect for a period of ten (10) days).

     SECTION 10.14  Severability of Provisions. If any one or more of the
                    --------------------------
covenants, agreements, provisions or terms of this Agreement or any of the other Sale Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Sale Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Sale Documents.

     SECTION 10.15  Recourse to Buyer. Except to the extent expressly provided
                    -----------------
otherwise in the Sale Documents, the obligations of Buyer under the Sale Documents to which it is a party are solely the obligations of Buyer. No recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any Sale Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this section shall survive the termination of this Agreement.

        [The Remainder of this page intentionally has been left blank.]

                                                                       EXHIBIT A
                                                               to Sale Agreement

                                    FORM OF
                                  BUYER NOTE

                                                               ___________, 1997

          FOR VALUE RECEIVED, the undersigned, EXIDE U.S. FUNDING CORPORATION, a Delaware corporation ("Buyer"), promises to pay to EXIDE CORPORATION, a Delaware corporation ("Seller" and together with its successors and assigns, "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in the Sale Agreement, dated as of March 31, 1997 (the "Agreement") between Buyer and Seller, the amount specified pursuant to Article III of the Agreement as owing hereunder. Such amount, as shown in the records of the Servicer, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note.

          1.   Purchase Agreement.  This Note is the Buyer Note described in,
               ------------------
and is subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of Buyer and Seller.

          2.   Rules of Construction; Definitions.  Certain rules of
               ----------------------------------
construction governing the interpretation of this Note are as set forth in Appendix A to the Agreement and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed to the Agreement. In addition, as used herein, the following terms have the following meanings:

               "Final Maturity Date" means the date occurring one year and one day after the date specified in Section 8.2(a) of the Sale Agreement.

               "Highest Lawful Rate" has the meaning set forth in paragraph 8.
                                                                  -----------

          3.   Interest.  Buyer promises to pay interest on the aggregate
               --------
unpaid principal amount of this Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate in effect on such day.

          4.   Interest Payment Dates.
               ----------------------

               (a) Buyer shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date. Buyer also shall pay accrued interest on the principal amount of each repayment hereof on the date of such repayment.

               (b)  Notwithstanding the provisions of paragraph 4(a), in the
                                                      --------------
          event that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to Section 3.3 of the Agreement is insufficient to pay any amount due pursuant to paragraph 4(a), then
                                                            --------------
          interest shall be payable only to the extent that funds are available therefor in accordance with Section 3.3 of the Agreement. All interest on this Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this
          Note is due and on which funds are available therefor pursuant to
          Section 3.3 of the Agreement, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

          5.   Basis of Computation.  Interest accrued hereunder shall be
               --------------------
computed for the actual number of days elapsed on the basis of a 360-day year.

          6.   Principal Payment Dates.  Any unpaid principal of this Note
               -----------------------
shall only become due and payable on the Final Maturity Date. The principal amount of and accrued interest on this Note may be repaid on any Business Day without premium or penalty in accordance with Section 3.3 of the Agreement.

          7.   General.  No failure or delay on the part of the Holder in
               -------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Buyer and Seller, and (b) all consents required for such actions under the Sale Documents shall have been received by the appropriate Persons.

          8.   Limitation on Interest. Notwithstanding anything in this Note to
               ----------------------
the contrary, Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest that would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by Buyer under this Note to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest that would otherwise be payable by Buyer under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Buyer or any interest paid by Buyer in excess of the Highest Lawful Rate shall be refunded to Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Holder in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

          9.   No Negotiation.  This Note is not negotiable.
               --------------

          10.  Governing Law.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT
               -------------
MADE UNDER AND CONSTRUED IN ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          11.  Security Interest. Seller may grant a security interest in or
               -----------------
otherwise pledge this Note as security, and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

          12.  Captions.  Paragraph captions used in this Note are provided
               --------
solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.

          13.  No Petition.  By its acquisition hereof, Seller agrees that,
               -----------
prior to a date that is one year and one day after the termination of the Purchase Agreement and the reduction of the Net Investment thereunder to zero, it will not (a) commence, or join with any other creditor of Buyer in commencing, against Buyer, any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar proceeding under any bankruptcy or similar law or assignment for the benefit of creditors or any marshaling of assets an liabilities or (b) demand or accept payment in respect of this Note, other than those required under the Sale Documents, or declare an event of default under this Note or accelerate Buyer's obligations under this Buyer Note.

          14.  Limited Recourse.  Notwithstanding anything to the contrary
               ----------------
herein, Buyer shall make the payments required herein from the assets of Buyer. Buyer's obligation to make payments hereunder shall not constitute a claim against Buyer in excess of assets of Buyer available to pay such claim in the event such assets are insufficient to pay the full amount otherwise due under this Note.

                                        EXIDE U.S. FUNDING CORPORATION

                                        By:     ...............................
                                        Name:   ...............................
                                        Title:  ...............................

                                                                       EXHIBIT B
                                                               to Sale Agreement


                                    FORM OF
                         SELLER ASSIGNMENT CERTIFICATE
                         -----------------------------

          Reference is made to the Amended and Restated Sale Agreement, dated as of September 29, 2000 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement") between EXIDE CORPORATION ("Seller") and EXIDE U.S. FUNDING CORPORATION ("Buyer"). Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to them pursuant to the Agreement.

          The undersigned hereby sells, transfers, assigns, sets over and conveys unto Buyer and its successors and assigns all right, title and interest of Seller in, to and under:

                  (a) all Receivables created by Seller that arise during the period from and including the closing of Seller's business on the Initial Cut-Off Date to but excluding the Purchase Termination Date;

                  (b) all Receivables acquired by Seller pursuant to the merger of GNB into the on Seller on the Effective Date, and

                  (c)    all proceeds of the Receivables.

          This Seller Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Sale Documents to which Seller is a party. Seller acknowledges and agrees that Buyer is accepting this Seller Assignment Certificate in reliance on the representations, warranties and covenants of Seller contained in the Sale Documents to which Seller is a party.

          THIS SELLER ASSIGNMENT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

          IN WITNESS WHEREOF, the undersigned has caused this Seller Assignment Certificate to be duly executed and delivered by its Responsible Officer this _____ day of _______________, 2000.

                                        EXIDE CORPORATION


                                        By:        ............................
                                        Name:      ............................
                                        Title:     ............................

                                                                      SCHEDULE 1
                                                               to Sale Agreement

                    CHANGES IN SELLER'S FINANCIAL CONDITION
                    ---------------------------------------

                                     None.

                                                                      SCHEDULE 2
                                                               to Sale Agreement


                            AFFILIATES/LEGAL NAMES
                            ----------------------
             [Same as Exhibit D of Receivables Purchase Agreement]



                                  TRADE NAMES
                                  -----------
             [Same as Exhibit D of Receivables Purchase Agreement]

                                                                      SCHEDULE 3
                                                               to Sale Agreement

             LIST OF PERMITTED LOCKBOX BANKS AND LOCKBOX ACCOUNTS
             ----------------------------------------------------

                                                                     Lockbox                     Permitted
Name of Bank                         Address                         Account #                   Lockbox #
------------                         -------                         ---------                   ---------
Harris Trust &                       Chicago, IL                     4266375                     Attention:
   Savings Bank                                                                                     Check
                                                                                                    Processing
                                                                                                    311/5

First Union National                 Philadelphia, PA                200081-2947715              9535
Bank, N.A.


Citibank, N.A.                       Carol Stream, IL                40803027                    2602
                                                                     40803035                    2610
                                                                     40803043                    2616

Toronto Dominion                     Fort Erie, Ontario              7315255
Bank